VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. 1130 BERKSHIRE BLVD. MC 11900IR5 ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS WYOMISSING, PA 19610 If you would like to reduce the costs incurred by Sovereign Bancorp, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Sovereign Bancorp, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: SVCOM1 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. SOVEREIGN BANCORP, INC. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” MATTER NO. 1 AND NO. 2. For Against Abstain MATTER NO. 1: TO APPROVE AND ADOPT THE TRANSACTION AGREEMENT, DATED AS OF OCTOBER 13, 2008, BETWEEN SOVEREIGN BANCORP, INC. AND BANCO 0 0 0 SANTANDER, S.A. MATTER NO. 2: TO APPROVE AN ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES. 0 0 0 NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report, Admission Ticket and Reply postcard are available at www.proxyvote.com. I/We hereby appoint Richard Toomey, Salvatore Rinaldi and Gertrude M. Hackney, or any one of them, acting in the absence of the other, as proxyholders, each with the power to appoint his or her substitute, and hereby authorize them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Sovereign Bancorp, Inc. (“Sovereign”) held of record by me/us on [___], at the Special Meeting of Shareholders to be held on [___], 2009, or any adjournment thereof. This proxy, when properly delivered, will be voted in the manner directed by the shareholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR FOR THE PROPOSAL TO APPROVE AND ADOPT THE TRANSACTION AGREEMENT BETWEEN SOVEREIGN BANCORP, INC. AND BANCO SANTANDER, S.A. AND FOR THE PROPOSAL TO ADJOURN THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES. This proxy will be voted, in the discretion of the proxyholders, upon such other business as may properly come before the Special Meeting of Shareholders, or any adjournment thereof, as provided in the rules of the Securities and Exchange Commission. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. To vote by mail, please vote and sign on the other side. TO VOTE BY MAIL, RETURN PROXY CARD IN ENCLOSED ENVELOPE AFTER COMPLETING, SIGNING AND DATING.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report, Admission Ticket and Reply postcard are available at www.proxyvote.com. Dear Retirement Plan Participant: The enclosed proxy materials have been prepared by the Board of Directors of Sovereign Bancorp, Inc. (“Sovereign” or the “Company”) in connection with the solicitation of proxies for the Special Meeting of Shareholders scheduled for [___], 2009. All matters to be voted upon are extremely important and are fully described in the enclosed proxy statement. Please read it carefully. Please note that shares of Sovereign common stock that you hold in the Sovereign Bancorp, Inc. Retirement Plan (the “Plan”) are all included on this proxy card. If you are a direct shareholder of Sovereign, you will receive additional proxy solicitation materials, including a proxy card, to vote shares not held in the Plan. That proxy card cannot be used to direct the voting of shares held in the Plan. DIRECTIONS TO THE TRUSTEE Only the trustee (the “Trustee”) of the Plan can vote the shares of Company stock (“Shares”) held by the Plan. However, under the terms of the Plan, each participant may act as a “Named Fiduciary” as defined in the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for the purpose of voting Shares allocated to the participant’s account. The Trustee is required to follow proper instructions of named fiduciaries that are in accordance with the terms of the Plan and are not contrary to the fiduciary standards of ERISA. Fiduciaries under ERISA (including persons designated as “Named Fiduciaries”) are required to act prudently, solely in the interest of plan participants and beneficiaries, and for the exclusive purpose of providing benefits to plan participants and beneficiaries. If you choose to act as a “Named Fiduciary”, you are entitled to instruct the Trustee how to vote the Shares allocated to this account. By voting, you are accepting your designation under the Plan as a “Named Fiduciary” for purposes of voting these Shares with respect to the Special Meeting. You should, therefore, exercise your rights prudently. You hereby authorize [NAME OF TRUSTEE] (the “Trustee”) to represent and to vote, as designated on the reverse side, all the shares of common stock of Sovereign Bancorp, Inc. in your Plan account(s) on the record date at the Special Meeting of Shareholders to be held on [___], 2009, , or any adjournment thereof. You understand that this proxy, when properly delivered, will be voted in the manner directed by you. IF NO DIRECTION IS MADE OR THIS PROXY IS RETURNED IMPROPERLY, YOU UNDERSTAND THAT THE PLAN TRUSTEE WILL VOTE THE SHARES ALLOCATED TO YOUR ACCOUNT(S) UNDER THIS PLAN IN THE SAME PROPORTION ON EACH MADER AS THE SHARES FOR WHICH VOTING INSTRUCTIONS HAVE BEEN PROPERLY AND TIMELY SUBMITTED BY OTHER PLAN PARTICIPANTS.
CONFIDENTIALITY AND INSTRUCTIONS How you vote will not be revealed, directly or indirectly, to any officer, to any other employee, or any director of the Company or to anyone else, except as otherwise required by law. You should, therefore, feel completely free to instruct the Trustee to vote these shares in the manner you think best. VOTING DEADLINE Because of the time required to tabulate voting instructions from participants before the Special Meeting, the Trustee must establish a cut-off date for receiving your voting instructions. The cut-off date established by the Trustee is 5:00 P.M. Eastern Time on [___], 2009. The Trustee cannot insure that instructions received after the cut-off date will be tabulated. Therefore, it is important that you act promptly and vote to insure the vote is received on or before [___], 20 09 by Internet, telephone or mail. If the Trustee does not receive timely instructions from you, the Trustee will vote these shares in accordance with the terms of the Plan and its related trust document.
FURTHER INFORMATION If you have questions regarding this information, you may contact Sovereign Human Resources at (800) 210 -1426 between 8:00 A.M. and 5:00 P.M. Eastern Time, Monday through Friday (press Option 3 for Benefits, then Option 3 again for the retirement plans). Your ability to instruct the Trustee how to vote these shares is an important part of your rights as a Plan participant. Please consider the enclosed material carefully and then furnish your voting instructions promptly. SOVEREIGN BANCORP, INC.